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                                                                    EXHIBIT 99.3
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DRAFT                           [SEPRACOR LOGO]

                                                NEWS RELEASE
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                                                Contacts:
                                                David P. Southwell
                                                Chief Financial Officer
                                                Sepracor Inc.

                                                Jonae R. Barnes
                                                Director, Investor Relations
                                                Sepracor Inc.
                                                (508) 481-6700

                     SEPRACOR PRICES $165 MILLION OFFERING
                     OF CONVERTIBLE SUBORDINATED DEBENTURES

MARLBOROUGH, Mass. Feb. 5, 1998 - Sepracor Inc. (Nasdaq: SEPR) today announced that it has priced and increased the size of its previously announced $130 million offering of Convertible Subordinated Debentures due 2005. The offering size has been raised to $165 million, the Debentures will have an annual coupon of 6.25%, will be convertible into common stock at $47.3688 per share, and will not be redeemable for three years.

The Debentures have not been registered under the Securities Act of 1933. Accordingly, the Debentures may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the debentures. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

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     CALL SEPRACOR'S AUTOMATED NEWS FAX LINE AT 1-800-758-5804 EXT. 780960.
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   Sepracor Inc., 111 Locke Drive, Marlborough, MA 01752 Tel: (508) 481-6700
                              Fax: (508) 481-7683